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                                  EXHIBIT 10.1

                             VARIAN ASSOCIATES, INC.
                               OMNIBUS STOCK PLAN

                (as amended and effective as of October 1, 1994)

1.       PURPOSE

         The purpose of the Plan is to provide a vehicle under which a variety of stock-based incentive and other awards may be granted to employees and directors of the Company and its Subsidiaries to promote the Company's success.

2.       DEFINITIONS

         A. "Award" means any form of stock option, restricted stock, stock appreciation right, long-term incentive award or other incentive award granted under the Plan.

         B. "Award Notice" means any written notice from the Company to a Participant or agreement between the Company and a Participant that establishes the terms applicable to an Award.

         C. "Board of Directors" means the Board of Directors of the Company.

         D. "Code" means the Internal Revenue Code of 1986, as amended.

         E. "Committee" means the Organization and Compensation Committee of the Board of Directors, or such other committee designated by the Board of Directors, which is authorized to administer the Plan under Section 3 hereof. The Committee shall be comprised solely of Directors who are both (i) disinterested persons under Rule 16b-3, and (ii) outside directors under Section 162(m) of the Code.

         F. "Common Stock" means common stock of the Company.

         G. "Company" means Varian Associates, Inc.

         H. "Director" means a member of the Board of Directors.

         I. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         J. "Fair Market Value" means, as of a specified date, the mean of the high and the low sales price of the Common Stock on the composite tape for the New York Stock Exchange-listed securities, or if not traded on that date, then on the date last traded. If for any reason the Company's stock ceases to be listed on the New York Stock Exchange, the Committee shall establish the method for determining the Fair Market Value of the Common Stock.

                                      15

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Exhibit  10.1,  Omnibus Stock Plan (Continued)


         K. "Key Employee" means any employee of the Company or a Subsidiary whose performance the Committee determines can have a significant effect on the success of the Company.

         L. "Participant" means any individual to whom an Award is granted under the Plan.

         M. "Plan" means this Plan, which shall be known as the Varian Associates, Inc. Omnibus Stock Plan.

         N. "Return on Equity" means the Company's annual earnings expressed as a percentage of the Company's annual average shareholders equity, as reported in the Company's Annual Report to Stockholders.

         O. "Return on Net Assets" means annual operating earnings expressed as a percentage of annual average net assets. Return on Net Assets for a multi-year performance period means the average of Return on Net Assets calculated separately for each fiscal year of such multi-year period.

         P. "Rule 16b-3" means Rule 16b-3 issued under the Exchange Act, or any successor rule.

         Q. "Subsidiary" means a corporation or other business entity (i) of which the Company directly or indirectly has an ownership interest of 50% or more, or (ii) of which it has a right to elect or appoint 50% or more of the board of directors or other governing body.

3.       ADMINISTRATION

         A. The Plan shall be administered by the Committee. The Committee shall have the authority to:

                              (i) interpret and determine all questions of
                      policy and expediency pertaining to the Plan;

                              (ii) adopt such rules, regulations, agreements and
                      instruments as it deems necessary for its proper administration;

                              (iii) select Key Employees to receive Awards;

                              (iv) determine the form and terms of Awards;

                              (v) determine the number of shares or other
                      consideration subject to Awards (within the limits prescribed in the Plan);

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Exhibit  10.1,  Omnibus Stock Plan (Continued)


                              (vi) determine whether Awards will be granted
                      singly, in combination, in tandem, in replacement of, or as alternatives to, other grants under the Plan or any other incentive or compensation plan of the Company, a Subsidiary or an acquired business unit;

                              (vii) grant waivers of Plan or Award conditions
                      (other than Awards intended to qualify under Section 162(m) of the Code);

                              (viii) accelerate the vesting, exercise or payment
                      of Awards (but with respect to Awards intended to qualify under Section 162(m) of the Code, only as permitted under that Section);

                              (ix) correct any defect, supply any omission, or
                      reconcile any inconsistency in the Plan, any Award or any Award Notice;

                              (x) establish and administer Awards in addition to
                      the types specifically enumerated in Section 2.A. which the Committee determines are consistent with the Plan's purpose; and

                              (xi) take any and all other actions it deems
                      necessary or advisable for the proper administration of the Plan.

         B. The Committee may adopt such Plan amendments, procedures, regulations, subplans and the like as it deems are necessary to enable Key Employees and Directors who are foreign nationals or employed outside the United States to receive Awards.

         C. The Committee may delegate its authority to grant and administer Awards to a separate committee; however, only the Committee may grant and administer Awards (i) with respect to persons who are subject to Section 16 of the Exchange Act, and (ii) which are intended to qualify as performance-based compensation under Section 162(m) of the Code.

4.       ELIGIBILITY

         A. Any Key Employee is eligible to become a Participant in the Plan.

         B. Directors who are not employees of the Company or a Subsidiary shall receive Awards in accordance with Section 7.

5.       SHARES AVAILABLE

         A. Subject to Section 15, the maximum number of shares of Common Stock available for Award grants (including incentive stock options) during each fiscal year shall be 5% of the total outstanding shares of the Company on the last business day of the preceding fiscal year. The maximum number of shares of Common Stock available for incentive stock option grants under the Plan is 6,000,000.

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Exhibit  10.1,  Omnibus Stock Plan (Continued)


         B. The shares of Common Stock available under the Plan may be authorized and unissued shares or treasury shares.

6.       TERM

         The Plan as amended shall become effective as of October 1, 1994, and shall continue in effect until terminated by the Board of Directors. However, Awards (other than stock options) intended to qualify under Section 162(m) of the Code shall be conditional upon approval of the amended and restated Plan by the Company's stockholders not later than the 1995 annual meeting of stockholders.

7.       AWARDS TO NON-EMPLOYEE DIRECTORS

         Directors who are not employees of the Company or a Subsidiary shall receive Awards in accordance with the following terms:

         A. On the first business day following adoption of this Plan by the Board of Directors, and thereafter on the first business day of each fiscal year, each such director shall receive (i) a fully vested grant of 200 shares of Common Stock, subject to payment to the Company of the aggregate par value of such shares in cash, and (ii) a non-qualified stock option for 2,000 shares.

         B. Options to such directors shall be subject to the following terms:
(i) the exercise price shall be equal to 100% of the Fair Market Value of the shares on the date of the grant, payable in accordance with all the alternatives stated in Sections 8.B.(ii) and (iii); (ii) the term of the options shall be 10 years; (iii) the options shall be exercisable beginning 12 months after the date of the grant; and (iv) the options shall be subject to Section 13.

8.       STOCK OPTIONS

         A. Awards may be granted in the form of stock options. Stock options may be incentive stock options within the meaning of Section 422 of the Code or non-qualified stock options (i.e., stock options which are not incentive stock options). During any fiscal year of the Company, no Participant shall be granted options for more than 1,000,000 shares.

         B. Subject to Section 8.C. relating to incentive stock options, options shall be in such form and contain such terms as the Committee deems appropriate. While the terms of options need not be identical, each option shall be subject to the following terms:

                              (i) The exercise price shall be the price set by
                      the Committee but may not be less than 100% of the Fair Market Value of the shares on the date of the grant.

                              (ii) The price shall be paid in cash (including
                      check, bank draft, or money order), or at the discretion of the Committee, all or part of the purchase price may be paid by delivery of the optionee's full recourse

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Exhibit  10.1,  Omnibus Stock Plan (Continued)


                      promissory note, delivery of Common Stock already owned by the Participant for at least 6 months and valued at its Fair Market Value, or any combination of the foregoing methods of payment, provided no less than the par value of the stock is paid in cash. In the case of incentive stock options, the terms of payment shall be determined at the time of grant.

                              (iii) Promissory notes given as payment of the
                      price, if permitted by the Committee, shall contain such terms as set by the Committee which are not inconsistent with the following: the unpaid principal shall bear interest at a rate set from time to time by the Committee; payments of principal and interest shall be made no less frequently than annually; no part of the note shall be payable later than 10 years from the date of purchase of the shares; and the optionee shall give such security as the Committee deems necessary to ensure full payment.

                              (iv) The term of an option may not be greater than
                      10 years from the date of the grant.

                              (v) Neither a person to whom an option is granted
                      nor his legal representative, heir, legatee or distributee shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until he has exercised his option.

         C. The following special terms shall apply to grants of incentive stock options:

                              (i) No incentive stock option shall be granted
                      after the 10th anniversary of the date the Plan is adopted by the Board of Directors.

                              (ii) Subject to Section 8.C.(iii), the price under
                      each incentive stock option shall not be less than 100% of the Fair Market Value of the shares on the date of the grant.

                              (iii) No incentive stock option shall be granted
                      to any employee who directly or indirectly owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, unless at the time of such grant the option price is at least 110% of the Fair Market Value of the stock subject to the option and such option is not exercisable after the expiration of 5 years from the date of the grant.

                              (iv) No incentive stock option shall be granted to
                      a person in his capacity as a Key Employee of a Subsidiary if the Company has less than a 50% ownership interest in such Subsidiary.

                              (v) The Fair Market Value (determined on the
                      date(s) of grant) of the shares subject to incentive stock options which first become

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Exhibit  10.1,  Omnibus Stock Plan (Continued)


                      exercisable during any calendar year shall not exceed $100,000 for any employee.

                              (vi) Options shall contain such other terms as may
                      be necessary to qualify the options granted therein as incentive stock options pursuant to Section 422 of the Code, or any successor statute.

9.       RESTRICTED STOCK

         A. Awards may be granted in the form of restricted stock. During any fiscal year of the Company, no Participant shall be granted more than 25,000 shares of restricted stock.

         B. Grants of restricted stock shall be awarded in exchange for consideration equal to an amount from 0 to 50% of the aggregate Fair Market Value of such stock, as determined by the Committee. The price, if any, of such restricted stock shall be paid in cash, or at the discretion of the Committee, all or part of the purchase price may be paid by delivery of the Participant's full recourse promissory note, delivery of Common Stock already owned by the Participant for at least 6 months and valued at its Fair Market Value, or any combination of the foregoing methods of payment, provided no less than the par value of the stock is paid in cash, or the Participant has rendered no less than 3 months' prior service to the Company.

         C. Restricted stock awards shall be subject to such restrictions as the Committee may impose including, if the Committee shall so determine, restrictions on transferability and restrictions relating to continued employment. For purposes of qualifying restricted stock as performance-based compensation under Section 162(m) of the Code, the Committee may in its discretion determine that grants of restricted stock shall be conditioned on the achievement of pre-established Company goals for Return on Equity. The target goals for Return on Equity and the number of shares which may be awarded upon achievement of such target goals, shall be set by the Committee on or before the latest date permissible so as to qualify under Section 162(m) of the Code. In granting restricted stock which is intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it to be necessary or appropriate to ensure such qualification. No restricted stock award intended to qualify under Section 162(m) of the Code shall be paid unless and until the Committee certifies in writing that the pre-established performance goals have been satisfied.

         D. The Committee, in its discretion, may reduce or eliminate a Participant's restricted stock award at any time before it is granted, whether or not calculated on the basis of pre-established performance goals or formulas.

         E. The Committee shall have the discretion to grant to a Participant receiving restricted shares all or any of the rights of a stockholder while such shares continue to be subject to restrictions.

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Exhibit  10.1,  Omnibus Stock Plan (Continued)



10.      LONG-TERM INCENTIVE AWARDS

         A. Awards may be granted in the form of long-term incentive awards, which shall be made on the basis of Company and/or business unit performance goals and formulas determined by the Committee in its sole discretion. In the discretion of the Committee, long-term incentive awards may be paid in cash and/or shares of Common Stock having an equivalent value (based on Fair Market Value on the date that a cash payment otherwise would have been made to the Participant).

         B. During any fiscal year of the Company, no Participant shall receive a long-term incentive award of more than (i) 200% of that Participant's annual base salary at the end of the applicable performance period, or (ii) $5,000,000, whichever of these amounts is lower. In applying this limit, any shares of Common Stock paid in satisfaction of a long-term incentive award shall be valued at Fair Market Value on the date that the cash payment otherwise would have been made to the Participant. Total aggregate long-term incentive awards for any performance period shall not exceed five percent of the Company's pre-tax operating earnings (before incentive compensation) for the last fiscal year of the performance period. If total aggregate long-term incentive awards calculated for a performance period would exceed this aggregate limitation, all long-term incentive awards for that performance period shall be pro-rated on an equal basis among all Participants according to a formula established by the Committee.

         C. For purposes of qualifying long-term incentive awards as performance-based compensation under Section 162(m) of the Code, the Committee may in its discretion determine that such awards shall be conditioned on the achievement of pre-established Company and/or business unit goals for Return on Net Assets, provided that any such goals for purposes of an Award to the Company's Chief Executive Officer shall be Company goals for Return on Net Assets. The target goals for Return on Net Assets and the amounts which may be awarded upon achievement of such target goals, shall be set by the Committee on or before the latest date permissible so as to qualify under Section 162(m) of the Code. In granting long-term incentive awards which are intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it to be necessary or appropriate to ensure such qualification. No long-term incentive award intended to qualify under Section 162(m) of the Code shall be paid unless and until the Committee certifies in writing that the pre-established performance goals have been satisfied.

         D. The Committee, in its discretion, may reduce or eliminate a Participant's long-term incentive award at any time before it is paid, whether or not calculated on the basis of pre-established performance goals or formulas.

11.      STOCK APPRECIATION RIGHTS

         A. Awards may be granted in the form of stock appreciation rights. Stock appreciation rights may be awarded in tandem with a stock option, in addition to a stock option, or may be

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Exhibit  10.1,  Omnibus Stock Plan (Continued)


free-standing and unrelated to a stock option. During any fiscal year of the Company, no Participant shall be granted stock appreciation rights for more than 1,000,000 shares.

         B. A stock appreciation right entitles the Participant to receive from the Company an amount equal to the positive difference between (i) the Fair Market Value of Common Stock on the date of exercise of the stock appreciation right and (ii) the grant price or some lesser amount as the Committee may determine either at the time of grant or prior to the time of exercise.

         C. With respect to persons subject to Section 16 of the Exchange Act, a stock appreciation right may only be exercised during a period which (i) begins on the third business day following a date when the Company's quarterly summary statement of sales and earnings is released to the public and (ii) ends on the 12th business day following such date. This Section 11.C. shall not apply if the exercise occurs automatically on the date when a related stock option expires.

         D. Settlement of stock appreciation rights may be in cash, in shares of Common Stock, or a combination thereof, as determined by the Committee.

12.      DEFERRAL OF AWARDS

         At the discretion of the Committee, payment of an Award, dividend equivalent, or any portion thereof may be deferred until a time established by the Committee. Deferrals shall be made in accordance with guidelines established by the Committee to ensure that such deferrals comply with applicable requirements of the Code and its regulations. Deferrals shall be initiated by the delivery of a written, irrevocable election by the Participant to the Committee or its nominee. Such election shall be made prior to the date specified by the Committee. The Committee may also (A) credit interest on cash payments that are deferred and set the rates of such interest and (B) credit dividends or dividend equivalents on deferred payments denominated in the form of shares.

13.      EXERCISE OF STOCK OPTIONS UPON TERMINATION OF EMPLOYMENT OR SERVICES

         A. Options granted under Section 7 shall be exercisable upon the Participant's termination of service within the following periods only. Subject to Section 21, stock options to other Participants may permit the exercise of options upon the Participant's termination of employment within the following periods, or such shorter periods as determined by the Committee at the time of grant:

                              (i) if on account of death, within 18 months of
                      such event by the person or persons to whom the Participant's rights pass by will or the laws of descent or distribution.

                              (ii) if on account of disability (as defined in
                      Section 22(e)(3) of the Code or any successor statute), non-qualified stock options may be

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Exhibit  10.1,  Omnibus Stock Plan (Continued)


                      exercised within 18 months of such termination and incentive stock options within 12 months.

                              (iii) if on account of retirement (as defined from
                      time to time by Company policy), non-qualified stock options may be exercised within 36 months of such termination and incentive stock options within 3 months.

                              (iv) if on account of resignation, options may be
                      exercised within 1 month of such termination.

                              (v) if for cause (as defined from time to time by
                      Company policy), no unexercised option shall be exercisable to any extent after termination.

                              (vi) if for any reason other than death,
                      disability, retirement, resignation, or cause, options may be exercised within 3 months of such termination.

         B. An unexercised option shall be exercisable only to the extent that such option was exercisable on the date the Participant's employment or service terminated. However, terms relating to the exercisability of options may be amended by the Committee before or after such termination, except in respect to options granted under Section 7.

         C. In no case may an unexercised option be exercised to any extent by anyone after expiration of its term.

14.      NONASSIGNABILITY

         The rights of a Participant under the Plan shall not be assignable by such Participant, by operation of law or otherwise, except by will or the laws of descent and distribution. During the lifetime of the person to whom a stock option or similar right (including a stock appreciation right) is granted, he or she alone may exercise it. No Participant may create a lien on any funds, securities, rights or other property to which he or she may have an interest under the Plan, or which is held by the Company for the account of the Participant under the Plan.

15.      ADJUSTMENT OF SHARES AVAILABLE

         The Committee shall make appropriate and equitable adjustments in the shares available for future Awards, the numerical limitations set forth in Sections 8.A., 9.A. and 11.A., future Awards under Section 7.A., and the number of shares covered by unexercised, unvested or unpaid Awards upon the subdivision of the outstanding shares of Common Stock; the declaration of a dividend payable in Common Stock; the declaration of a dividend payable in a form other than Common Stock in an amount that has a material effect on the price of the shares of Common Stock; the combination or consolidation of the outstanding shares of Common Stock

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Exhibit  10.1,  Omnibus Stock Plan (Continued)


(by reclassification or otherwise) into a lesser number of shares of Common Stock; a recapitalization; or a similar event.

16.      PAYMENT OF WITHHOLDING TAXES

         As a condition to receiving or exercising an Award, as the case may be, the Participant shall pay to the Company or the employer Subsidiary the amount of all applicable federal, state, local and foreign taxes required by law to be paid or withheld relating to receipt or exercise of the Award. The Company shall deduct such withholding taxes from any Award paid in cash.

17.      AMENDMENTS

         The Board of Directors may amend the Plan at any time and from time to time, provided however that the Board shall not amend the terms of the Plan more frequently than permitted under Rule 16b-3 in regard to provisions that affect persons receiving Awards under Section 7. Rights and obligations under any Award granted before amendment of the Plan shall not be materially altered or impaired adversely by such amendment, except with consent of the person to whom the Award was granted.

18.      REGULATORY APPROVALS AND LISTINGS

         Notwithstanding any other provision in the Plan, the Company shall have no obligation to issue or deliver certificates of Common Stock under the Plan prior to (A) obtaining approval from any governmental agency which the Company determines is necessary or advisable, (B) admission of such shares to listing on the stock exchange on which the Common Stock may be listed and (C) completion of any registration or other qualification of such shares under any state or federal law or ruling of any governmental body which the Company determines to be necessary or advisable.

19.      NO RIGHT TO CONTINUED EMPLOYMENT OR GRANTS

         Participation in the Plan shall not give any Key Employee any right to remain in the employ of the Company or any Subsidiary. Further, the adoption of this Plan shall not be deemed to give any Key Employee or other individual the right to be selected as a Participant or to be granted an Award.

20.      NO RIGHT, TITLE, OR INTEREST IN COMPANY ASSETS

         No Participant shall have any rights as a stockholder of the Company until he acquires an unconditional right under an Award to have shares of Common Stock issued to him. To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company.

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Exhibit  10.1,  Omnibus Stock Plan (Continued)


21.      SPECIAL PROVISION PERTAINING TO PERSONS SUBJECT TO SECTION 16

         Notwithstanding any other term of this Plan, the following shall apply to persons subject to Section 16 of the Exchange Act, except in the case of death or disability:

         A. No restricted stock or other equity security (within the meaning used in Rule 16b-3 of the Exchange Act or any successor rule) offered pursuant to this Plan may be transferred for at least 6 months after acquisition; and

         B. No stock option, stock appreciation right or other derivative security (within the meaning used in Rule 16b-3 of the Exchange Act or any successor rule) issued pursuant to the Plan may be exercisable for at least 6 months after the date of issue.

22.      GOVERNING LAW

         The Plan shall be governed by and construed in accordance with the laws of the State of Delaware.